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                                                                     Exhibit 2.1


                       AGREEMENT OF BUSINESS COMBINATION
                               BY STOCK EXCHANGE

     AGREEMENT dated this 15th day of April, 1998, by and between B.G. BANKING EQUIPMENT, INC., a Kentucky corporation having its principal place of business at 1535 Memphis Junction Road, Bowling Green, Kentucky 42101-0531 ("Seller" or the "Company"), a New York corporation, and MARITIME TRANSPORT & TECHNOLOGY, INC., a New York corporation having its principal address at 1535 Memphis Junction Road, Bowling Green, Kentucky 42101-0531 ("MTT" or "Maritime").

                              W I T N E S S E T H

     WHEREAS, Seller is desirous of exchanging all of its capital stock for stock in Maritime; and

     WHEREAS, Maritime is desirous of acquiring all of the issued and outstanding capital stock of the Seller;

     IT IS NOW THEREFORE AGREED that in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   Exchange of Stock.

     1.1 Subject to the terms and conditions of this Agreement and the performance by the parties hereto of their respective obligations hereunder, Seller shall cause the Company to exchange, transfer, convey, assign and deliver to MTT, and MTT shall receive, acquire and accept on the Closing Date (as such term is hereinafter defined) all of the issued and outstanding capital stock of Seller upon the terms and conditions set forth herein after.

     1.2 The transfer of the Stock as herein provided shall be effected by delivery of stock certificates representing all of the issued and outstanding securities of the Seller, along with stock powers executed by all shareholders of the Seller. Company covenants that (i) it will, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by MTT to transfer and deliver to MTT or to aid and assist MTT in collecting and reducing to possession, any and all of the Assets; (ii) MTT, after the Closing Date, shall have the right and authority to collect, for the account of MTT, all checks, notes and other evidences of indebtedness or obligations to make payment of money and other items which shall be transferred to MTT as provided herein and to endorse with the name of Company any such checks, notes or other instruments received after the Closing Date; and (iii) Company will transfer and deliver to MTT any cash or other property that Company may receive after the Closing Date in respect of or arising out of the business conducted by Company. After the Closing Date, at reasonable times and upon reasonable

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notice, Company shall have access to the books and records conveyed to MTT hereunder, and MTT shall have access to any minute books, stock books and similar corporate records retained by Company.

     1.3 Company covenants that between the date hereof and the Closing Date and, if reasonably requested by MTT, after the Closing Date, Seller shall use its best efforts to obtain the consent of any parties to any contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements being assigned by Company to MTT hereunder as shall be reasonable requested by MTT. If any such required consent is not obtained, this agreement shall not constitute an agreement to assign the instrument relating thereto, however Seller shall cooperate with MTT in any reasonable arrangement to provide for MTT the benefits under any such contract, license, lease, commitment, sales order, purchase order or other agreement, including enforcement, at the cost and for the benefit of MTT, of any and all rights of Company against the other party thereto arising out of the breach or cancellation by such party.

     2. Assumption of Liabilities. MTT assumes all liabilities of Company set forth on the attached financial statement of the Seller attached hereto as Exhibit A which the Seller represents and warrants to have not appreciably changed from the date of issuance of said financial statement until the date of Closing. If any material increase in total liabilities has occurred the Seller will disclose the same in writing to MTT at or prior to closing.

     3. Closing. The Closing hereunder (the "Closing") shall take place at the offices of Roger L. Fidler, Esq., 163 South Street, Hackensack, NJ 07601 or at such other place as may be agreed by MTT and Company (the "Closing Date").

     4.   Exchange Terms; Allocation.

     4.1 In consideration of the exchange and transfer of the Assets herein contemplated, on the Closing Date, MTT shall deliver to Seller's shareholders, as set forth on Exhibit B, certificates for 11,282,250 shares of Maritime's sole class of common stock on the date of closing.

     4.2 Upon the conclusion of this transaction, MTT represents that the total number of issued and outstanding shares of MTT shall be no greater than 4,000,000 and that no other shares of any class or kind of MTT shall have been issued.

     5. Representations and Warranties of Seller. Seller hereby represents and warrants as follows:

     5.1 Company is a corporation duly organized, validly existing and in good standing under the laws of Kentucky and has full power and authority to own its properties and carry on its business as and in the places where such properties are now owned or such business

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is now being conducted. On or before closing, Seller shall establish to the satisfaction of MTT that it has title to the Assets set forth on its financial statements. Complete and correct copies of the Certificate of Incorporation of Company and all amendments thereto, certified in each case by the Secretary of State of Kentucky, and of the By-Laws of Company, and all amendments thereto, certified by the Secretary of Company, have been or will be delivered to MTT on or prior to the Closing Date by Company. Company is duly qualified to do business and is in good standing in all jurisdictions in which such qualification is necessary because of the character of the properties owned by it or the nature of its activities. Company has taken no action and has not failed to take any action, which action or failure would preclude or prevent MTT from conducting the business of Company in the manner heretofore conducted.

     5.2 Company has obtained written approval of over two-thirds of its stockholders and is fully empowered by them to enter into this transaction.

     5.3 Seller has full power and authority, corporate and otherwise, to enter into this agreement on behalf of the Company and to cause the Company to assume and perform its, his or her obligations hereunder. The execution and delivery of this agreement and the performance by Company of its obligations hereunder have been duly authorized by the Board of Directors of Company and no further action or approval, corporate or otherwise, is required in order to constitute this agreement as a binding and enforceable obligation of Company. The execution and delivery of this agreement and the performance by Company of its obligations hereunder do not and will not violate any provision of the Certificate of Incorporation or By-Laws of Company and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets by reason of the terms of any contract, mortgage, lien, lease, agreement indenture, instrument, judgment or decree to which Company is a party or which is or purports to be binding upon Company or which affects or purports to affect any of the Assets.

     5.4 No action, approval, consent or authorization, including but not limited to any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary as to Company in order to constitute this agreement as a binding and enforceable obligation of Company in accordance with its terms.

     6. Representations and Warranties of MTT. MTT hereby represents and warrants that on the closing date all of the following will be true:

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     6.1 MTT is a corporation duly organized, validly existing and in good standing under the laws of New York. MTT is not presently conducting any business in any location. Complete and correct copies of the Certificate of incorporation of MTT and all amendments thereto, certified in each case by the Secretary of State of the State of New York, and of the By-Laws of MTT, and all amendments thereto, certified by the Secretary of MTT, have been or will be delivered to Company on or prior to the Closing Date by MTT. MTT will present at closing a Certificate of good standing or its equivalent. MTT has taken no action and has not failed to take any action, which action or failure would preclude or prevent Company from conducting the business of Company in the manner heretofore conducted.

     6.2 MTT has not authorized or outstanding securities other than its common stock, $.001 par value per share (the "Common Stock"), which consists of 80,000,000 authorized shares of which not more than 4,000,000 shares are currently outstanding. All outstanding Common stock is duly authorized, validly issued, fully-paid and non-assessable (except for such statutory and constitutional obligations as may be imposed notwithstanding full payment for and valid issuance of such shares), and there are no presently issued or outstanding securities of MTT convertible into common stock nor are there any outstanding options, warrants, agreements, rights or commitments of any kind relating to the authorized but unissued Common Stock. All transfer taxes, if any, with respect to transfers of securities of MTT made prior to the date hereof have been paid. All of the common stock is owned, both beneficially and of record, free of any security interests, liens, pledges, claims, charges, escrows encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other contracts (whether or not relating in any way to credit or the borrowing of money) and the designated owner thereof has the unrestricted right to vote such Common Stock.

     6.3 MTT's Board of Director's will recommend to all shareholders, as soon as practicable after receipt of Company's certified financial statements, approval of the transaction contemplated herein and obtain written consent to take such acts and actions as may be deemed necessary or advisable by counsel to Company to fully empower MTT and its Board of Directors to enter into and consummate this transaction.

     6.4 MTT has full power and authority, corporate and otherwise, to enter into this agreement and to assume and perform its, his or her obligations hereunder. The execution and delivery of this agreement and the performance by MTT of its obligations hereunder have been duly authorized by the Board of Directors of MTT and no further action or approval is required in order to constitute this agreement as a binding and enforceable obligation of MTT. Written consent to this transaction from the majority shareholders of MTT will be provided at Closing. Further, MTT will provide an

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opinion of counsel at closing opining to the legality of the issuance of the shares, and the corporate status of MTT. The execution and delivery of this agreement and the performance by MTT of its obligations hereunder do not and will not violate any provision of the Certificate of Incorporation or By-Laws of MTT and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its assets by reason of the terms of any contract, mortgage, lien, lease, agreement, instrument, judgment or decree to which MTT is a party or which is or purports to be binding upon Company or which affects or purports to affect any of its assets.

     6.5 No action, approval, consent or authorization, including but not limited to any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary as to MTT in order to constitute this agreement as a binding and enforceable obligation of MTT in accordance with its terms.

     6.6 Since the date of the last financial statement attached hereto as Exhibit A, there have been no adverse changes in the financial condition, assets, liabilities, properties or business of MTT and MTT has not:

     6.7.1 authorized, issued, sold or converted any securities, or entered into any agreement with respect thereto;

     6.7.2 declared, set aside or made any dividend or other distribution or purchased, redeemed or reclassified any of their capital stock or effected any stock split, stock dividend, exchange or recapitalization or entered into any agreement in respect of the foregoing;

     6.7.3 incurred any damage, destruction or similar loss, whether or not covered by insurance, materially affecting their businesses or properties;

     6.7.4 sold, assigned or transferred, any of their tangible assets or any patent, trademark, tradename, copyright, license, franchise, design or other intangible assets or properties;

     6.7.5 mortgaged, pledged, granted or suffered to exist any lien or other encumbrance or charge on any of their assets or properties, tangible or intangible;

     6.7.6 waived any rights of material value or canceled, discharged, satisfied or paid any material debts or claims;

     6.7.7 incurred any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate);



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     6.7.8  leased or effected any transfer of any of their assets or properties;

     6.7.9 entered into, made any amendment of or terminated any lease, material contract or license;

     6.7.10 amended their Certificate of Incorporation or By-Laws;

     6.7.11 effected any change in their accounting practices, procedures or methods;

     6.7.12 became obligated to make any payment to any shareholder of MTT in any capacity, or entered into any transaction of any nature with any shareholder of MTT in any capacity;

     6.7.13 increased the compensation payable to any of their directors, officers or employees or became obligated to increase any such compensation;

     6.7.14 entered into any transaction other than in the ordinary course of business, or changed in any way any of their business policies or practices.

     6.8 MTT is not a party to or has any contract or commitment of any kind or nature whatsoever, written or oral, formal or informal, including, without limitation, any lease, license, franchise, employment, maintenance, consultant or commission agreement, pension, profit-sharing, bonus, stock purchase, stock option, retirement, severance, hospitalization, accident, insurance or other plan or arrangement involving employee benefits, contract with any labor union or contract for services, materials, supplies, merchandise, inventory or equipment, for the sale or purchase of any of its services, products or assets, for the borrowing of money or for a line or letter of credit, with any current or former director, officer or employee of MTT which will be in effect on the Closing Date, with any government or agency thereof, pursuant to which its right to compete with any entity or person in the conduct of its business is restrained or restricted for any reason or in any way, guaranteeing the performance, liabilities or obligations of any Entity or person, for capital improvements or expenditures or with any contractor or subcontractor for in excess of $100.00, for charitable contributions aggregating in excess of $100.00, or involving in excess of $100.00 in cash over its term (including any periods covered by any options to renew by any party).

     6.9 MTT has no liabilities except as shown on its financial statements, no contracts or other obligations whatsoever including any contingent liabilities.

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     7. Financial Statements.


     Company shall deliver to MTT, as soon after the Closing Date as practicable, but in no event more than 30 days after the Closing Date, certified financial statements substantially confirming the representations made to date regarding Company's financial condition, obligations and commitments. These financial statements will be in a form acceptable to the United States Securities and Exchange Commission for consolidation with MTT's financial statements and will be in compliance with generally accepted accounting principles and Regulation SX promulgated under the Securities Act of 1933, as amended, and as it applies to corporations which have registered securities upon Form 10 or Form 10SB under the 1934 Securities Exchange Act. After closing, the new management represents that it will timely file all forms required by the United States Securities and Exchange Commission and shall promptly file for listing on NASDAQ as soon as NASDAQ listing requirements are met.

     8. Miscellaneous.

     a) This Agreement shall constitute the entire agreement of the parties hereto and may not be amended, except by written consent of the parties hereto in writing executed by them.

     b) This Agreement shall be construed according to the laws of the State of New York and shall be enforceable in any court of competent jurisdiction located in the State of New York.

     c) This Agreement shall inure to the benefit of the parties and their successors in interest, if any, but shall not otherwise be assignable.

     d) Where in this Agreement one gender or the other is used, or the singular or the plural is used, and if to effect the intent of the parties hereto the use of the other gender or number is needed then it is understood that such gender or both or such number or both is implied.

     e) This Agreement may be executed in counterparts and receipt of facsimile transmission of signatures shall be sufficient to effect acceptance of this Agreement, although the parties hereto agree to submit within a reasonable time duplicate original signed copies of this Agreement to each other.

     9. Indemnification.

     Each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of closing against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to any of the



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foregoing, resulting from any misrepresentation, breach of covenant or warranty for non-fulfillment of any agreement on the part of such party under this Agreement, or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand for any reasonable payments made by said parties at any time after the date of closing, in respect to any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same, and such party failed to defend or satisfy the same.

     10.  Expenses.  Seller shall pay all expenses of the transaction.

IN WITNESS WHEREOF THE PARTIES HERETO, HAVING BEEN DULY AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS ON THE DATE FIRST ABOVE WRITTEN.

MARITIME TRANSPORT & TECHNOLOGY, INC.      B.G. BANKING EQUIPMENT, INC.



BY: /s/ Paul D. Clark                        BY: /s/ Paul D. Clark
   -------------------------------               ----------------------------
   Paul D. Clark                                 Paul D. Clark
   PRESIDENT                                     PRESIDENT



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